Exhibit 99.1

Towerstream Reports Third Quarter 2014 Results

MIDDLETOWN, R.I., November 10, 2014 – Towerstream Corporation (NASDAQ: TWER) (the “Company”), a leading 4G and Small Cell Rooftop Tower company, announced results for the third quarter ended September 30, 2014.

Third Quarter Operating Highlights

HetNets Tower Corporation Subsidiary

●	Revenues increased to $0.8 million in the third quarter 2014 compared to $0.5 million in the third quarter 2013.
●	Expanded Wi-Fi locations for large cable company customer by approximately 20% over the twelve months ended September 30, 2014.

Towerstream Corporation

●	Total customer average revenue per user (“ARPU”) totaled $769 during the third quarter 2014 as compared to $760 for the second quarter 2014 and $747 for the third quarter 2013.
●	ARPU of new customers totaled $651 during the third quarter 2014 as compared to $626 for the second quarter 2014 and $648 for the third quarter 2013.
●	Customer churn for the third quarter 2014 was 1.69% compared to 1.71% for the second quarter 2014 and the third quarter 2013.
●	New Cogent-like offering of 100 Mbps for $699 continues to gain traction with 22 customer installations and 17 buildings lit.
●	Completed a $35 million debt financing in October 2014.

Management Comments

"We are seeing increased activity in the densification of networks in major urban markets where our robust fixed wireless backhaul network provides us with a unique advantage over competing solutions" stated Jeff Thompson, President and Chief Executive Officer. "Carriers are now physically evaluating our rooftop locations for potential initial deployments and we believe the FCC’s newly issued new order, designed to streamline the regulatory process, will accelerate the deployment of small cell infrastructure."

"Our recently completed debt financing provides us with the capital needed to support the strategic growth objectives for our fixed wireless and shared wireless businesses" stated Joseph Hernon, Chief Financial Officer. "We have expanded the number of buildings powered with our 100 megabyte offering and are visiting potential locations for a second sales center designed to re-ignite growth in our fixed wireless segment."

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Selected Financial Data and Key Operating Metrics

(All dollars are in thousands except ARPU)

	(Unaudited)
	Three months ended
	9/30/2014	6/30/2014	9/30/2013

Revenues	$8,302	$8,265	$8,401

Gross margin
Consolidated	25%	26%	35%
Fixed wireless	65%	65%	68%
Capital expenditures
Fixed wireless	$1,154	$1,403	$1,243
Shared wireless infrastructure	590	490	681
Corporate	22	205	200
Churn rate (1)	1.69%	1.71%	1.71%
ARPU (1)	$769	$760	$747
ARPU of new customers (1)	651	626	648
Cash and cash equivalents	11,891	17,289	32,794

(1)	See Non-GAAP Measures below for the definitions of Churn, ARPU and ARPU of new customers.

Consolidated Statement of Operations (Unaudited)

(All dollars are in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenues	$8,302	$8,401	$24,946	$24,912

Operating Expenses
Cost of revenues	6,211	5,445	18,169	15,592
Depreciation and amortization	3,318	3,846	10,295	11,653
Customer support	1,244	1,221	3,563	3,800
Sales and marketing	1,353	1,369	4,174	4,333
General and administrative	2,382	2,600	7,726	8,374
Total Operating Expenses	14,508	14,481	43,927	43,752
Operating Loss	(6,206)	(6,080)	(18,981)	(18,840)
Other Income/(Expense)
Gain on business acquisition	-	-	-	1,004
Interest expense, net	(44)	(60)	(166)	(154)
Other income (expense), net	(4)	(3)	(11)	(11)
Total Other Income/(Expense)	(48)	(63)	(177)	839
Net Loss	$(6,254)	$(6,143)	$(19,158)	$(18,001)

Net loss per common share – basic and diluted	$(0.09)	$(0.09)	$(0.29)	$(0.28)
Weighted average common shares outstanding – basic and diluted	66,644	66,402	66,521	64,764

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Statement of Operations - Segment Basis (Unaudited)

	Three Months Ended September 30, 2014
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$7,554	$794	$-	$(46)	$8,302

Operating Expenses
Cost of revenues	2,632	3,610	15	(46)	6,211
Depreciation and amortization	1,981	1,014	323	-	3,318
Customer support	342	147	755	-	1,244
Sales and marketing	1,239	38	76	-	1,353
General and administrative	64	163	2,155	-	2,382
Total Operating Expenses	6,258	4,972	3,324	(46)	14,508

Operating Income (Loss)	$1,296	$(4,178)	$(3,324)	$-	$(6,206)
Non-cash expenses (a)	2,096	1,084	501	-	3,681
Adjusted EBITDA (b)	3,392	(3,094)	(2,823)	-	(2,525)
Less: Capital expenditures	1,154	590	22	-	1,766
Net Cash Flow (b)	$2,238	$(3,684)	$(2,845)	$-	$(4,291)

	Three Months Ended September 30, 2013
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$7,910	$536	$-	$(45)	$8,401

Operating Expenses
Cost of revenues	2,510	2,957	23	(45)	5,445
Depreciation and amortization	2,755	857	234	-	3,846
Customer support	339	209	673	-	1,221
Sales and marketing	1,206	81	82	-	1,369
General and administrative	126	152	2,322	-	2,600
Total Operating Expenses	6,936	4,256	3,334	(45)	14,481

Operating Income (Loss)	$974	$(3,720)	$(3,334)	$-	$(6,080)
Non-cash expenses (a)	2,836	862	506	-	4,204
Adjusted EBITDA (b)	3,810	(2,858)	(2,828)	-	(1,876)
Less: Capital expenditures	1,243	681	200	-	2,124
Net Cash Flow (b)	$2,567	$(3,539)	$(3,028)	$-	$(4,000)

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	Nine Months Ended September 30, 2014
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$22,811	$2,273	$-	$(138)	$24,946

Operating Expenses
Cost of revenues	7,751	10,512	44	(138)	18,169
Depreciation and amortization	6,599	2,933	763	-	10,295
Customer support	879	502	2,182	-	3,563
Sales and marketing	3,754	178	242	-	4,174
General and administrative	374	467	6,885	-	7,726
Total Operating Expenses	19,357	14,592	10,116	(138)	43,927

Operating Income (Loss)	$3,454	$(12,319)	$(10,116)	$-	$(18,981)
Non-recurring expenses, primarily acquisition related	-	-	91	-	91
Non-cash expenses (a)	6,896	3,136	1,478	-	11,510
Adjusted EBITDA (b)	10,350	(9,183)	(8,547)	-	(7,380)
Less: Capital expenditures	4,044	2,018	339	-	6,401
Net Cash Flow (b)	$6,306	$(11,201)	$(8,886)	$-	$(13,781)

	Nine Months Ended September 30, 2013
	Fixed Wireless	Shared Wireless Infrastructure	Corporate	Eliminations	Total

Revenues	$24,158	$891	$-	$(137)	$24,912

Operating Expenses
Cost of revenues	7,229	8,405	95	(137)	15,592
Depreciation and amortization	8,411	2,633	609	-	11,653
Customer support	901	588	2,311	-	3,800
Sales and marketing	3,825	239	269	-	4,333
General and administrative	444	486	7,444	-	8,374
Total Operating Expenses	20,810	12,351	10,728	(137)	43,752

Operating Income (Loss)	$3,348	$(11,460)	$(10,728)	$-	$(18,840)
Non-recurring expenses, primarily acquisition related	-	-	113	-	113
Non-cash expenses (a)	8,689	2,641	1,549	-	12,879
Adjusted EBITDA (b)	12,037	(8,819)	(9,066)	-	(5,848)
Less: Capital expenditures	3,359	1,049	350	-	4,758
Net Cash Flow (b)	$8,678	$(9,868)	$(9,416)	$-	$(10,606)

(a) Includes depreciation and amortization, stock-based compensation, deferred rent expense, loss on property and equipment, and loss on nonmonetary transactions.

(b) See Non-GAAP Measures below for a definition and reconciliation of (i) Adjusted EBITDA to Net Loss and (ii) Net Cash Flow to Net Cash Used in Operating Activities.

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Effective January 1, 2013, the Company has two reportable segments. The Fixed Wireless segment provides fixed wireless broadband services to commercial customers and delivers access over a wireless network transmitting over both regulated and unregulated radio spectrum. The Shared Wireless Infrastructure segment offers a range of rental options on street level rooftops related to (i) the installation of customer owned Small Cells, (ii) Wi-Fi access and the offloading of mobile data, and (iii) backhaul, power and other related telecommunications.

The Corporate group includes corporate overhead and centralized activities which support our overall operations. Corporate overhead includes administrative personnel, including executive management, and other support functions such as information technology and facilities. Centralized operations include network operations, customer care, and the management of network assets. Corporate costs are not allocated to the segments because such costs are managed on a centralized basis. Management also believes that not allocating these centralized costs provides a better reflection of the direct operating performance of each segment.

 Summary Condensed Balance Sheet

(All dollars are in thousands)

	(Unaudited) September 30, 2014	(Audited) December 31, 2013
Assets
Current Assets
Cash and cash equivalents	$11,891	$28,182
Other	2,478	1,537
Total Current Assets	14,369	29,719

Property and equipment, net	35,382	38,485

Other assets	5,724	6,713

Total Assets	55,475	74,917

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	2,833	3,774
Deferred revenues and other	2,094	2,247
Total Current Liabilities	4,927	6,021

Long-Term Liabilities	2,845	2,802
Total Liabilities	7,772	8,823

Stockholders’ Equity
Common stock	67	66
Additional paid-in-capital	154,939	154,172
Accumulated deficit	(107,303)	(88,144)
Total Stockholders’ Equity	47,703	66,094
Total Liabilities and Stockholders’ Equity	$55,475	$74,917

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Summary Condensed Statement of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2014	2013

Cash Flows from Operating Activities
Net loss	$(19,158)	$(18,001)
Non-cash adjustments:
Depreciation & amortization	10,295	11,653
Stock-based compensation	740	939
Gain on business acquisition	-	(1,004)
Other	463	65
Changes in operating assets and liabilities	(2,381)	(2,018)
Net Cash Used in Operating Activities	(10,041)	(8,366)

Cash Flows From Investing Activities
Acquisitions of property and equipment	(5,982)	(3,897)
Acquisition of a business, net of cash acquired	-	(223)
Lease incentive payment from landlord	380	-
Other	(78)	(148)
Net Cash Used in Investing Activities	(5,680)	(4,268)

Cash Flows From Financing Activities
Payments on capital leases	(596)	(571)
Proceeds from stock issuances	30	348
Net proceeds from sale of common stock	-	30,499
Other	(4)	-
Net Cash (Used in) Provided by Financing Activities	(570)	30,276

Net (Decrease) Increase In Cash and Cash Equivalents	(16,291)	17,642
Cash and cash equivalents – beginning	28,182	15,152
Cash and cash equivalents – ending	$11,891	$32,794

Fixed Wireless Segment Market data for the three months ended September 30, 2014

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Los Angeles	$2,017	$544	$1,473	73%	$514	$959
New York	1,949	724	1,225	63%	348	877
Boston	1,364	398	966	71%	202	764
Chicago	722	299	423	59%	112	311
Las-Vegas-Reno	338	126	212	63%	1	211
Miami	358	117	241	67%	50	191
Houston	178	71	107	60%	10	97
Dallas-Fort Worth	156	96	60	38%	20	40
San Francisco	270	125	145	54%	105	40
Seattle	74	45	29	39%	(3)	32
Providence-Newport	57	54	3	5%	2	1
Philadelphia	25	33	(8)	-%	4	(12)
Total	$7,508	$2,632	$4,876	65%	$1,365	$3,511

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Fixed Wireless Segment Market data for the three months ended September 30, 2013

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Boston	$1,633	$362	$1,271	78%	$196	$1,075
Los Angeles	2,021	549	1,472	73%	419	1,053
New York	1,915	636	1,279	67%	294	985
Chicago	780	284	496	64%	136	360
Miami	383	120	263	69%	132	131
San Francisco	312	128	184	59%	80	104
Las Vegas-Reno	251	127	124	49%	52	72
Houston	154	66	88	57%	23	65
Providence-Newport	115	50	65	57%	11	54
Dallas-Fort Worth	174	101	73	42%	65	8
Seattle	83	48	35	42%	28	7
Nashville	5	15	(10)	-%	2	(12)
Philadelphia	39	24	15	38%	31	(16)
Total	$7,865	$2,510	$5,355	68%	$1,469	$3,886

Fixed Wireless Segment Market data for the nine months ended September 30, 2014

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Los Angeles	$6,053	$1,678	$4,375	72%	$1,451	$2,924
New York	5,815	2,045	3,770	65%	964	2,806
Boston	4,347	1,195	3,152	73%	589	2,563
Chicago	2,182	886	1,296	59%	381	915
Miami	1,107	338	769	69%	224	545
Las-Vegas-Reno	819	370	449	55%	100	349
Houston	524	194	330	63%	66	264
San Francisco	831	377	454	55%	254	200
Dallas-Fort Worth	483	290	193	40%	115	78
Seattle	214	140	74	35%	14	60
Providence-Newport	201	152	49	24%	5	44
Philadelphia	95	72	23	24%	25	(2)
Nashville	2	13	(11)	-%	2	(13)
Total	$22,673	$7,750	$14,923	66%	$4,190	$10,733

Fixed Wireless Segment Market data for the nine months ended September 30, 2013

(All dollars are in thousands)

Market	Revenues	Cost of Revenues	Gross Margin		Operating Costs	Adjusted Market EBITDA
Los Angeles	$6,138	$1,562	$4,576	75%	$1,211	$3,365
Boston	4,931	1,048	3,883	79%	657	3,226
New York	5,741	1,869	3,872	67%	1,002	2,870
Chicago	2,513	856	1,657	66%	362	1,295
Miami	1,152	324	828	72%	303	525
Las Vegas-Reno	913	400	513	56%	150	363
San Francisco	934	342	592	63%	283	309
Houston	387	144	243	63%	66	177
Providence-Newport	356	149	207	58%	48	159
Seattle	314	141	173	55%	90	83
Dallas-Fort Worth	507	290	217	43%	206	11
Philadelphia	119	61	58	49%	69	(11)
Nashville	16	43	(27)	-%	9	(36)
Total	$24,021	$7,229	$16,792	70%	$4,456	$12,336

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Operating Outlook and Guidance

●	Revenues for the fourth quarter 2014 are expected to range between $7.4 million to $7.7 million for the Fixed Wireless segment.

●	Revenues for the fourth quarter 2014 are expected to range between $0.8 million to $1.0 million for the Shared Wireless Infrastructure segment.

●	Adjusted EBITDA, on a segment basis, for the fourth quarter 2014 is expected to range between profitability of $3.1 million to $3.4 million for the Fixed Wireless segment.

Non-GAAP Measures and Reconciliations to GAAP Measures

We use certain Non-GAAP measures to monitor the Company's business performance and that of our segments. These Non-GAAP measures are not recognized under generally accepted accounting principles ("GAAP"). Accordingly, investors are cautioned about using or relying on these measures as alternatives to recognized GAAP measures. Our methods of calculating these measures may not be comparable to similar measures presented by other companies.

A definition of the Non-GAAP measures that we employ, and how we use them to monitor business performance, are as follows:

“Adjusted EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, deferred rent expense, other non-operating income or expenses, as well as gain or loss on (i) disposal of property and equipment, (ii) nonmonetary transactions, and (iii) business acquisitions.

“Adjusted Market EBITDA” also excludes corporate overhead expenses and other centralized costs. We believe that Adjusted Market EBITDA trends are insightful indicators of our markets’ relative performance, and whether our markets are able to produce sufficient market cash flow to fund working capital and capital expenditure needs.

“ARPU” refers to the monthly average revenue per user, or customer, being generated from those customers under contract at the end of each indicated period. We calculate ARPU by dividing our monthly recurring revenue (“MRR”) at the end of a period by the number of customers generating that MRR.

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“ARPU of new customers” is calculated in the same manner but only includes new customers who entered into contracts during the indicated period.

“Churn” and “Churn rate” refer to the percent of revenue lost on a monthly basis from customers disconnecting from our network or reducing the amount of their bandwidth.

“Corporate” includes corporate overhead and centralized activities which support our overall operations.

“EBITDA” represents net income (loss) before interest, income taxes, depreciation and amortization.

“Market Cash Flow” represents the amount of cash generated in a market after deducting a market’s direct operating expenses from that market’s revenues. Market Cash Flow does not include (i) centralized costs which support all markets collectively or (ii) any network related capital expenditures incurred in a market.

“Net Cash Flows” represents Adjusted EBITDA less capital expenditures.

"Shared Wireless Infrastructure, Net" represents the net operating results for that business segment.

A reconciliation of non-GAAP measures to GAAP financial measures is as follows (amounts in thousands):

I. Adjusted Market EBITDA to Net Loss, Fixed Wireless Segment

	For the three months ended September 30,
	2014	2013
Adjusted Market EBITDA	$3,511	$3,886
Fixed wireless, non-market specific
Other expenses	(280)	(202)
Depreciation and amortization	(1,981)	(2,755)
Shared wireless infrastructure, net	(4,132)	(3,675)
Corporate	(3,324)	(3,334)
Other income (expense)	(48)	(63)
Net loss	$(6,254)	$(6,143)

	For the nine months ended September 30,
	2014	2013
Adjusted Market EBITDA	$10,733	$12,336
Fixed wireless, non-market specific
Other expenses	(818)	(714)
Depreciation and amortization	(6,599)	(8,411)
Shared wireless infrastructure, net	(12,181)	(11,323)
Corporate	(10,116)	(10,728)
Other income (expense)	(177)	839
Net loss	$(19,158)	$(18,001)

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II. Adjusted EBITDA to Net Loss

	For the three months ended September 30,
	2014	2013
Adjusted EBITDA	$(2,525)	$(1,876)
Depreciation and amortization	(3,318)	(3,846)
Stock-based compensation	(185)	(272)
Loss on property and equipment	-	(23)
Loss on non-monetary transactions	(68)	(63)
Deferred rent	(110)	-
Operating Income (Loss)	$(6,206)	$(6,080)
Interest expense, net	(44)	(60)
Other income (expense), net	(4)	(3)
Net loss	$(6,254)	$(6,143)

	For the nine months ended September 30,
	2014	2013
Adjusted EBITDA	$(7,380)	$(5,848)
Depreciation and amortization	(10,295)	(11,653)
Stock-based compensation	(740)	(939)
Loss on property and equipment	-	(82)
Loss on non-monetary transactions	(203)	(205)
Deferred rent	(272)	-
Non-recurring expenses	(91)	(113)
Operating Income (Loss)	$(18,981)	$(18,840)
Interest expense, net	(166)	(154)
Gain on business acquisition	-	1,004
Other income (expense), net	(11)	(11)
Net loss	$(19,158)	$(18,001)

III. Net Cash Flow to Net Cash Used in Operating Activities

	For the three months ended September 30,
	2014	2013
Net cash flow	$(4,291)	$(4,000)
Capital expenditures	1,766	2,124
Changes in operating assets and liabilities, net	(737)	383
Other, net	(41)	(145)
Net cash used in operating activities	$(3,303)	$(1,638)

	For the nine months ended September 30,
	2014	2013
Net cash flow	$(13,781)	$(10,606)
Capital expenditures	6,401	4,758
Non-recurring expenses	(91)	(113)
Changes in operating assets and liabilities, net	(2,381)	(2,018)
Other, net	(189)	(387)
Net cash used in operating activities	$(10,041)	$(8,366)

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Conference Call and Webcast

A conference call led by President and Chief Executive Officer, Jeff Thompson, and Chief Financial Officer, Joseph Hernon, will be held on November 10, 2014 at 5:00 p.m. ET to review our financial results and provide an update on current business developments. Interested parties may participate in the conference by dialing 877-755-7423 or 678-894-3069 (for international callers). A telephonic replay of the conference may be accessed approximately two hours after the call through November 17, 2014 at 11:59 p.m. ET by dialing 855-859-2056 or 404-537-3406 (for international callers) using pass code 23980446.

The call will also be webcast and can be accessed in a listen-only mode on the Company’s website at http://ir.towerstream.com/events.cfm.

About Towerstream Corporation

Towerstream (NASDAQ: TWER) is a leading 4G and Small Cell Rooftop Tower company. The company owns, operates, and leases Wi-Fi and Small Cell rooftop tower locations to cellular phone operators, tower, Internet and cable companies and hosts a variety of customers on its network. Towerstream was originally founded in 2000 to deliver fixed-wireless high-speed Internet access to businesses and to date offers broadband services in 12 urban markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Houston, Las Vegas-Reno, and the greater Providence area. For more information on Towerstream services, please visit www.towerstream.com and/or follow us @Towerstream.

The Towerstream Corporation logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=6570

About HetNets Tower Corporation

HetNets Tower Corporation (“HetNets”) was formed in January 2013 as a wholly owned subsidiary of Towerstream Corporation (NASDAQ:TWER), and offers a neutral host, shared wireless infrastructure solution, either independently or as a turnkey service.  Its wireless communications infrastructure is available to wireless carriers, cable and Internet companies in major urban markets where the explosion in mobile data is creating significant demand for additional capacity and coverage.  HetNets offers a carrier-class Wi-Fi network for Internet access and the offloading of mobile data.  Its street level rooftop locations are ideal for the installation of customer owned small cells including DAS, Metro and Pico cells. Other solutions provided by HetNets include backhaul, power, and related small cell requirements. More information is available at http://www.hetnets.com.

Safe Harbor

Certain statements contained in this press release are “forward-looking statements” within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand small cell rooftop tower locations in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

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INVESTOR CONTACT:

Monica Gould

The Blueshirt Group

212-871-3927

monica@blueshirtgroup.com

MEDIA CONTACT:

Todd Barrish

Indicate Media
917-861-0089

todd@indicatemedia.com

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